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                                                                    EXHIBIT 21.1

                 SUBSIDIARIES OF EASTERN STATES OIL & GAS, INC.
                 ----------------------------------------------

                                Jurisdiction of              Ownership
           Subsidiary            Incorporation               Interest
           ----------           ---------------              ---------
     Eastern Seven, LLC          Delaware                      93.99%
     Barns Transfer Company      West Virginia                100.00%